Exhibit 99.1

iHeartMedia, Inc. Announces Cost Savings Initiatives in Response to Coronavirus Pandemic and Provides Business Update

San Antonio, TX, April 14, 2020 - iHeartMedia, Inc. (“iHeartMedia”) (Nasdaq: IHRT) today announced certain proactive initiatives in response to the currently weak economic environment resulting from the unfolding novel coronavirus pandemic and also provided an update on the status of its business. iHeartMedia believes that the major actions announced today - in combination with the Company’s highly resilient capital structure -- will substantially expand the Company’s financial flexibility, provide sufficient liquidity to operate effectively even in an extended period of economic weakness, and position the Company for a solid growth trajectory when advertising demand returns to normal levels.

The Company’s proactive initiatives and capital structure supports include:

•	Cash Balance of $647 million as of March 31, 2020

•	Over 90% of iHeartMedia Debt Matures in 2026 or Later[1]

•	Patient Debt Terms: No Maintenance Covenants for Term Loan or Notes

•	Fundamental Strengths of the Company’s Margin and Free Cash Flow Profile

•	Prior Modernization Initiatives Continue: Targeting $100 million in Run-Rate Savings by 2021; expect approximately $50 million in 2020

•	New Cost Actions: Targeting Further $200 million Savings in 2020

•	New Capex Actions: Reducing Capex by Expected $80 million in 2020

•	CARES Act Free Cash Flow Benefit: Estimating $100 million Cash Taxes Savings in 2020

•	Podcasting and Digital: Strong Audience and Revenue Growth Continuing

•	Political Advertising: Significant Profit and Free Cash Flow Contribution Expected in 2020

Operating Expense Savings

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In addition to the in-year expected savings of approximately $50 million related to the modernization initiatives announced in February, the Company has also initiated an additional $200 million in operating expense savings for 2020 driven by:

◦	Reductions in compensation for senior management and other employees

◦	Furloughing of certain employees that are non-essential at this time

◦	Suspension of new employee hiring, travel and entertainment expenses and 401(k) matching program

◦	Major reduction of consultant fees and other discretionary expenses

–	Total direct operating expense savings in 2020 are expected to be approximately $250 million

–	The Company also expects to see decreased variable sales expense and commissions associated with lower revenue

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1 The Company’s notes and term loan carry maturity dates of 2026 or later, with minimal required amortization prior to maturity, and the Company’s $450 million ABL Facility matures in 2023. Required principal payments under the ABL Facility are governed by a borrowing-base formula; the Company estimates that potential required principal payments under the ABL prior to its 2023 maturity could range from zero to modest levels, even under current conservative economic-recovery scenarios.

Capital Expenditures and Cash Taxes

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Expect capital expenditures of approximately $75 million to $95 million in 2020 - a decrease of approximately $80 million from our previously announced guidance of $155 million to $175 million, which we believe will enable the Company to make key investments in our strategic initiatives related to Smart Audio and Digital, including podcasting

–	Expect an estimated $100 million reduction in cash taxes in 2020 from CARES Act

Revenue Update

–	While National, Local and Network revenues have declined year-to-date, Podcasting and Digital revenue continue to show strong growth trends year-over-year

–	Political advertising revenue in 2020 expected to remain consistent with prior election years; contribution weighted to the second half of 2020

“We moved quickly to respond to the economic downturn resulting from the COVID-19 pandemic in order to mitigate some of the business impact and to better position ourselves to take advantage of an eventual recovery when normalized demand returns,” said Bob Pittman, iHeart’s Chairman and Chief Executive Officer. “To provide visible and aligned leadership through this downturn, our senior management team and other employees voluntarily agreed to take meaningful reductions in compensation. We want our shareholders to know that we have taken immediate and proactive steps to weather this crisis, and we expect to emerge even stronger given our sufficient liquidity, the continued strength of consumer listening, and our diversified multiple platforms, including digital and especially podcasting. In March, our podcast listening reached an all-time high as measured by number of downloads and monthly unique visitors according to Podtrac, maintaining our position as the #1 commercial podcaster in America. Additionally, listening increased across our other digital platforms including web, Smart TV, Smart Speakers and other connected devices. As we navigate the unprecedented challenges posed by this crisis, we remain confident in our business and focused on the health and safety of our employees.”

“In addition to the previously announced $350 million draw on our $450 million senior secured asset-based revolving credit facility, which provided us with a cash balance of $647 million as of March 31, 2020, we have also identified additional operating expense savings totaling approximately $200 million over the remainder of 2020,” said Rich Bressler, iHeart’s President, Chief Operating Officer and Chief Financial Officer. “These cost savings are in addition to the approximately $50 million of operating expense savings related to the modernization initiatives that we announced in February and will bring our total operating expense savings for 2020 to approximately $250 million, partially offsetting the revenue declines resulting from the COVID-19 pandemic. We believe that iHeart's fundamentally strong cash-generation model, substantial current cash balances, incremental cash savings from the major proactive initiatives announced today, and a patient capital structure position our Company with substantial liquidity reserves and will enable us to build effectively on our audio-market leadership even in highly conservative macro-economic scenarios such as an extended, multi-year period of sustained US economic weakness. We believe this substantial financial flexibility will prove a further competitive strength for our Company should the current economic slowdown continue for a prolonged period. With our experienced management team and leadership position as the #1 audio media company in America, we are confident in our business and continue our focus on driving shareholder value.”

Operational and Financial Overview

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Year-to-date, our revenue has declined compared to last year primarily driven by a downturn in traditional broadcast radio revenues in local, national and network advertising. However, Digital revenue continues to show healthy growth, driven by our leading podcasting business.

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A sharp decline in our Sponsorships business is being driven by the postponement or cancellation of a number of our live events; however, this portion of our business is the smallest contributor to our revenue and earnings and has the lowest margin of any of our segments.

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As the business environment recovers, the Company expects the traditional promotional use of radio to be a strong benefit to us. As businesses reopen both nationally and locally, iHeart believes that it is advantaged by its unparalleled reach and the live and local trusted voices that advertisers need to get their messages out quickly.

–	The Company expects the contribution of political advertising revenue in the second half of 2020 to be consistent with prior election years

–	iHeart believes that it is more favorably positioned to withstand the current economic environment than its predecessor company’s audio segment was in prior recessions because:

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The Company now has diversified products and revenue streams and no longer relies almost exclusively on broadcast radio revenue and it benefits from favorable growth trends in its emerging businesses, such as podcasting, and from a move of ad dollars to audio, including podcasting.

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iHeart’s ability to provide digital-like advertising solutions for its broadcast assets using its Smart Audio data and analytics platform, as well as offering its unique programmatic trading platform for broadcast radio.

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iHeart has also built out its enhanced marketing solutions capabilities, which provide advertisers with comprehensive campaigns leveraging its multiple platforms and other opportunities beyond the more commoditized and traditional media buying, through the Company’s direct relationships with CEOs, CMOs and senior advertising agency executives.

The Company will provide a further update on its first quarter earnings call.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries (the “Company”), to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about the impact of COVID-19 on our business, cost-savings opportunities, capital expenditures, the Company’s future capital resources, impacts from the CARES Act, the economic environment and our expected financial results. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: impacts from COVID-19; uncertain global economic conditions; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; shifts in population and other demographics; impact of our substantial indebtedness; legislative or regulatory requirements; regulations and concerns regarding privacy and data protection; and the other risks described in “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K for the year ended December 31, 2019. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

About iHeartMedia
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month - and with its quarter of a billion monthly listeners, has a greater reach than any other media company in the U.S. The company’s leadership position in audio extends across multiple platforms including more than 850 live broadcast stations; streaming music, radio and podcasts via its iHeartRadio digital service available across more than 250 platforms and 2,000 devices including smart speakers, digital auto dashes, tablets, wearables, smartphones, virtual assistants, TVs and gaming consoles; through its influencers; social; branded iconic live music events; and podcasts as the #1 commercial podcast publisher globally. iHeartMedia also leads the audio industry in analytics and attribution technology for its marketing partners, using data from its massive consumer base. Visit iHeartMedia.com for more company information.

Financial Disclosure Advisory
The Company reports its financial results in accordance with U.S. generally accepted accounting principles. All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended March 31, 2020 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2020 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended March 31, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the first quarter financial results.

For further information, please contact:
Media
Wendy Goldberg
Executive Vice President and Chief Communications Officer
(212) 377-1105
Investors
Kareem Chin
Senior Vice President and Head of Investor Relations
(212) 377-1336